Exhibit 99.1

Appian Announces Second Quarter 2019 Financial Results
Subscription revenue increased 41% year-over-year to $38.0 million
Total revenue increased 12% year-over-year to $66.9 million

Tysons, VA - August 8, 2019 - Appian (NASDAQ: APPN) today announced financial results for the second quarter ended June 30, 2019.

"In the second quarter of 2019, Appian subscription revenue grew 41% year-over-year to $38.0 million. Also, once again we raised our revenue guidance, increasing both subscription and total revenue for the year. The growing interest from partners, prospects, and customers in our platform and the Appian Guarantee demonstrates that low-code has arrived,” said Matt Calkins CEO & Founder.
Second Quarter 2019 Financial Highlights:
•Revenue: Subscription revenue was $38.0 million for the second quarter of 2019, up 41% compared to the second quarter of 2018. Total subscriptions, software and support revenue was $39.3 million for the second quarter of 2019, an increase of 19% year-over-year. Professional services revenue was $27.7 million for the second quarter of 2019, an increase of 3% year-over-year. Total revenue was $66.9 million for the second quarter of 2019, up 12% compared to the second quarter of 2018. Subscription revenue retention rate was 117% as of June 30, 2019.

•Operating loss and non-GAAP operating loss: GAAP operating loss was $(9.3) million for the second quarter of 2019, compared to $(8.3) million for the second quarter of 2018. Non-GAAP operating loss was $(6.6) million for the second quarter of 2019, compared to $(6.1) million for the second quarter of 2018.

•Net loss and non-GAAP net loss: GAAP net loss was $(9.4) million for the second quarter of 2019, compared to $(11.0) million for the second quarter of 2018. GAAP net loss per share attributable to common stockholders was $(0.15) for the second quarter of 2019 based on 64.8 million weighted-average shares outstanding, compared to $(0.18) for the second quarter of 2018 based on 61.4 million weighted-average shares outstanding. Non-GAAP net loss was $(6.6) million for the second quarter of 2019, compared to $(8.8) million for the second quarter of 2018. Non-GAAP net loss per share was $(0.10) for the second quarter of 2019, based on 64.8 million basic and diluted shares outstanding, compared to $(0.14) for the second quarter of 2018, based on 61.4 million basic and diluted shares outstanding.

•Balance sheet and cash flows: As of June 30, 2019, Appian had cash and cash equivalents of $81.1 million. Net cash provided by operating activities was $16.1 million for the three months ended June 30, 2019 compared to $(9.8) million of net cash used in operating activities for the same period in 2018. In accordance with U.S. GAAP, the $12.5 million of tenant improvement allowance reimbursements received during the three months ended June 30, 2019 are a source of cash in operating activities, while the $11.1 million of capital expenditures, largely for the build-out of our new headquarters and the purchase of property and equipment, are recorded as cash used in investing activities.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2019 Business Highlights:

•Launched Appian Robotic Workforce Manager, a pre-built solution built on the Appian platform to manage bots and orchestrate them with a human workforce.
•Unveiled latest version of the Appian Platform, which increases the speed and business impact of low-code development.
•Announced the availability of Appian Artificial Intelligence for companies to add best-of-breed artificial intelligence capabilities to any application built on the Appian platform.
•Announced that the Appian platform is available on an Impact Level 4 (IL4) cloud, making low-code accessible to U.S. Federal Government agencies that require the stricter security standards of IL4.
•Groupama Asset Management deployed an application to manage the entire life cycle of its product offerings using Appian’s low-code platform.
•Iccrea Banking Group chose the Appian platform to digitize and automate key banking processes.
•Named a leader in “The Forrester Wave™: Software For Digital Process Automation For Deep Deployments, Q2 2019” report.
•Named a 2019 Top Workplace by The Washington Post for the sixth consecutive year.
Financial Outlook:
As of August 8, 2019, guidance for the third quarter 2019 and full year 2019 is as follows:
•Third Quarter 2019 Guidance:
•Subscription revenue is expected to be in the range of $38.8 million and $39.0 million, representing year-over-year growth of between 32% and 33%.
•Total revenue is expected to be in the range of $65.0 million and $65.5 million, representing year-over-year growth of between 18% and 19%.
•Non-GAAP operating loss is expected to be in the range of $(10.0) million and $(9.5) million.
•Non-GAAP net loss per share is expected to be in the range of $(0.16) and $(0.15). This assumes 65.0 million weighted average common shares outstanding.

•Full Year 2019 Guidance:
•Subscription revenue is now expected to be in the range of $153.0 million and $154.0 million, representing year-over-year growth of between 32% and 33%.
•Total revenue is now expected to be in the range of $260.5 million and $262.5 million, representing year-over-year growth of between 15% and 16%.
•Non-GAAP operating loss is now expected to be in the range of $(35.0) million and $(33.0) million.
•Non-GAAP net loss per share is now expected to be in the range of $(0.55) and $(0.51). This assumes 65.0 million non-GAAP weighted average common shares outstanding.
Conference Call Details:
Appian will host a conference call today, August 8, 2019, at 5:00 p.m. ET to discuss the Company’s financial results for the second quarter ended June 30, 2019 and business outlook.

The live webcast of the conference call can be accessed on the Investor Relations page of the Company’s website at http://investors.appian.com. To access the call, please dial (877) 407-0792 in the U.S. or (201) 689-8263 internationally. Following the call, an archived webcast will be available at the same location on the Investor Relations page. A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13692284.

About Appian
Appian (NASDAQ: APPN) provides a low-code development platform that accelerates the creation of high-impact business applications. Many of the world’s largest organizations use Appian applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.
Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the third quarter and full-year 2019, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange

Commission on February 21, 2019 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Will Maina
ICR for Appian
703-442-1091
investors@appian.com

Media Contact
Nicole Greggs
Director, Media Relations
703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	As of	As of
	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$81,101	$94,930
Accounts receivable, net of allowance of $600 as of June 30, 2019 and December 31, 2018	70,381	79,383
Deferred commissions, current	17,492	14,020
Prepaid expenses and other current assets	7,707	21,293
Total current assets	176,681	209,626
Property and equipment, net	36,823	7,539
Deferred commissions, net of current portion	13,897	15,088
Deferred tax assets	445	326
Other assets	585	601
Total assets	$228,431	$233,180
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,173	$9,249
Accrued expenses	12,075	7,464
Accrued compensation and related benefits	10,563	13,796
Deferred revenue, current	97,556	95,523
Capital leases, current	1,169	—
Other current liabilities	1,852	2,369
Total current liabilities	133,388	128,401
Deferred tax liabilities	20	42
Deferred revenue, net of current portion	14,597	16,145
Deferred rent, net of current portion	20,150	15,400
Capital leases, net of current portion	2,504	—
Total liabilities	170,659	159,988
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 31,462,892 shares issued and outstanding as of June 30, 2019; 500,000,000 shares authorized and 29,626,054 shares issued and outstanding as of December 31, 2018	3	3
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 33,374,676 shares issued and outstanding as of June 30, 2019; 100,000,000 shares authorized and 34,290,383 shares issued and outstanding as of December 31, 2018	3	3
Additional paid-in capital	230,185	218,284
Accumulated other comprehensive income	152	542
Accumulated deficit	(172,571)	(145,640)
Total stockholders’ equity	57,772	73,192
Total liabilities and stockholders’ equity	$228,431	$233,180

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Subscriptions, software and support	$39,259	$33,047	$74,168	$59,999
Professional services	27,652	26,836	52,322	51,580
Total revenue	66,911	59,883	126,490	111,579
Cost of revenue:
Subscriptions, software and support	4,036	2,824	7,621	5,452
Professional services	19,015	18,750	39,496	37,171
Total cost of revenue	23,051	21,574	47,117	42,623
Gross profit	43,860	38,309	79,373	68,956
Operating expenses:
Sales and marketing	31,148	27,384	61,093	50,348
Research and development	12,765	10,785	26,721	20,655
General and administrative	9,261	8,425	18,277	16,485
Total operating expenses	53,174	46,594	106,091	87,488
Operating loss	(9,314)	(8,285)	(26,718)	(18,532)
Other (income) expense:
Other (income) expense, net	(256)	2,593	(316)	1,675
Interest expense	69	54	140	67
Total other (income) expense	(187)	2,647	(176)	1,742
Loss before income taxes	(9,127)	(10,932)	(26,542)	(20,274)
Income tax expense	267	35	389	246
Net loss	(9,394)	(10,967)	(26,931)	(20,520)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.15)	$(0.18)	$(0.42)	$(0.34)
Weighted average common shares outstanding:
Basic and diluted	64,753,044	61,401,466	64,531,089	61,127,516

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cost of revenue
Subscriptions, software and support	$161	$107	$315	$217
Professional services	244	203	2,218	423
Operating expenses
Sales and marketing	814	538	3,195	1,045
Research and development	435	342	2,550	733
General and administrative	1,035	1,016	1,636	2,028
Total stock-based compensation expense	$2,689	$2,206	$9,914	$4,446

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(26,931)	$(20,520)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,933	951
Loss on disposal of equipment	145	—
Bad debt expense	97	—
Deferred income taxes	(47)	77
Stock-based compensation	9,914	4,446
Changes in assets and liabilities:
Accounts receivable	8,861	(9,095)
Prepaid expenses and other assets	13,453	(311)
Deferred commissions	(2,281)	(3,062)
Accounts payable and accrued expenses	5,458	3,480
Accrued compensation and related benefits	(3,181)	1,995
Other current liabilities	(269)	951
Deferred revenue	189	(1,368)
Deferred rent, non-current	4,584	(1,160)
Net cash provided by (used in) operating activities	11,925	(23,616)
Cash flows from investing activities:
Purchases of property and equipment	(27,689)	(1,593)
Net cash used in investing activities	(27,689)	(1,593)
Cash flows from financing activities:
Proceeds from exercise of common stock options	1,987	2,072
Net cash provided by financing activities	1,987	2,072
Effect of foreign exchange rate changes on cash and cash equivalents	(52)	(258)
Net decrease in cash and cash equivalents	(13,829)	(23,395)
Cash and cash equivalents, beginning of period	94,930	73,758
Cash and cash equivalents, end of period	$81,101	$50,363
Supplemental disclosure of cash flow information:
Cash paid for interest	$170	$21
Cash paid for income taxes	$116	$175
Supplemental disclosure of non-cash financing information:
Capital lease obligations to acquire new office furniture and fixtures	$3,673	$—

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(9,314)	$(8,285)	$(26,718)	$(18,532)
Add back:
Stock-based compensation expense	2,689	2,206	9,914	4,446
Non-GAAP operating loss	$(6,625)	$(6,079)	$(16,804)	$(14,086)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(9,394)	$(10,967)	$(26,931)	$(20,520)
Add back:
Stock-based compensation expense	2,689	2,206	9,914	4,446
Loss on disposal of asset	145	—	145	—
Non-GAAP net loss	$(6,560)	$(8,761)	$(16,872)	$(16,074)

Non-GAAP earnings per share:
Non-GAAP net loss	$(6,560)	$(8,761)	$(16,872)	$(16,074)
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	64,753,044	61,401,466	64,531,089	61,127,516
Non-GAAP net loss per share, basic and diluted	$(0.10)	$(0.14)	$(0.26)	$(0.26)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.18)	$(0.42)	$(0.34)
Add back:
Non-GAAP adjustments to net loss per share	0.05	0.04	0.16	0.08
Non-GAAP net loss per share, basic and diluted	$(0.10)	$(0.14)	$(0.26)	$(0.26)